EXHIBIT 23.1.2

EXHIBIT 23.1.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 20, 2011, with respect to the balance sheet of ATEL Managing Member, LLC (formerly known as ATEL Associates 14, LLC) as of December 31, 2010 included in the Registration Statement on Form S-1 and Prospectus of ATEL 15, LLC for the registration of 15,000,000 units of limited liability company interest.

/s/ Moss Adams, LLP

San Francisco, California
May 20, 2011